UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

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ShockWave Medical, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001- 38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	Nasdaq Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Beginning on August 15, 2019, the Company has entered into a separation pay agreement with each of its named executive officers (each, a “Separation Pay Agreement”).

The purpose of each of these Separation Pay Agreements is to provide for the payment of benefits in the event that the executive becomes subject to involuntary or constructive termination of employment.

Each Separation Pay Agreement provides that upon a qualifying termination, subject to certain conditions and limitations – including the executive’s general release of the Company and its affiliates, the executive will be provided with the following benefits:

•          If the qualifying termination occurs in the absence of a Change in Control (used here as defined in the Separation Pay Agreements):

•      a cash severance benefit equal to 9 months’ base salary (18 months’ base salary for our Chief Executive Officer or CEO), to be paid in installments in accordance with our normal payroll practices;

•      an amount equal to the annual bonus the executive would have earned for the year of termination, pro-rated for the executive’s service during that year, to be paid on the date the annual bonuses are paid to similarly-situated executives; and

•      reimbursement for COBRA premiums for up to 9 months (up to 18 months for our CEO), but not beyond the date on which the executive becomes eligible to receive substantially similar coverage from another employer.

•          If the qualifying termination occurs within three months prior to or within 12 months following a Change in Control:

•      a cash severance benefit equal to 18 months’ base salary (24 months’ base salary for our CEO), to be paid in installments in accordance with our normal payroll practices;

•      an amount equal to the annual bonus the executive would have earned for the year of termination, pro-rated for the executive’s service during that year, to be paid on the date the annual bonuses are paid to similarly-situated executives;

•      reimbursement for COBRA premiums for up to 18 months, but not beyond the date on which the executive becomes eligible to receive substantially similar coverage from another employer; and

•      for each executive other than our CEO, all unvested equity awards held by such executive will become immediately vested and fully exercisable.

For our CEO, a qualifying termination means a termination without Cause (as defined in the CEO’s Separation Pay Agreements) or a resignation for Good Reason (as defined in the CEO’s Separation Pay Agreement).

For each other executive, a qualifying termination means a termination without Cause (as defined in the executive’s Separation Pay Agreement) at any time during the term of the agreement, or a resignation for Good Reason (as defined in the executive’s Separation Pay Agreement) that occurs within three months prior to or within 12 months following a Change in Control.

Our CEO's Separation Pay Agreement does not provide for vesting of unvested equity awards; however, the unvested portion of our CEO's May 2017 stock option award would become immediately vested and fully exercisable upon a “Change of Control” (as defined in his offer letter).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShockWave Medical, Inc.

Date: August 15, 2019	/s/ Dan Puckett
Dan Puckett Chief Financial Officer